Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 29, 2010, with respect to the financial statements and schedules included in the Annual Report of Meridian Bioscience, Inc. Savings and Investment Plan on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Meridian Bioscience, Inc. on Form S-8 (file no. 333-155703 effective November 26, 2008).
/s/ GRANT THORNTON LLP
Cincinnati, OH
June 29, 2010